Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

800 Nicollet Mall Minneapolis Minnesota	55402
(Address of principal executive offices)	(Zip code)
Rebekah A. Foltz
U.S. Bank National Association
One U.S. Bank Plaza
St. Louis, Missouri 63101

(314) 418-2465

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Stifel Financial Corp.

(Exact name of obligor as specified in its charter)

Delaware	43-127360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
501 North Broadway
St. Louis, Missouri 63102

(314) 342-2000

(Address, including zip code, and telephone number, including area code, of Obligor’s principal executive offices)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the articles of association of the Trustee.*
2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.
3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing by-laws of the Trustee.**
6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.	A copy of the latest report of condition of the Trustee as of September 30, 2011 published pursuant to law or to the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis, State of Missouri on the 11th day of January, 2012.

U.S. BANK NATIONAL ASSOCIATION

By:	/S/ Rebekah A. Foltz
Name:	Rebekah A. Foltz
Title:	Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, September 14, 2011, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

John Walsh

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, September 14, 2011, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

John Walsh

Acting Comptroller of the Currency

Exhibit 6

CONSENT

            In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 11, 2012

By:	/S/ Rebekah A. Foltz
Name:	Rebekah A. Foltz
Title:	Vice President

Exhibit 7

Report of Financial Condition of

U.S. BANK NATIONAL ASSOCIATION

as of September 30, 2011

(in thousands)	September 30, 2012
Assets
Cash and Balances Due From Depository Institutions	$13,707,494
Securities	66,888,393
Federal Funds	5,954
Loans & Lease Financing Receivables	197,036,739
Fixed Assets	5,547,055
Intangible Assets	12,420,133
Other assets	23,843,503
Total Assets	$319,499,271

Liabilities
Deposits	$226,338,015
Fed Funds	7,802,656
Treasury Demand Notes	-
Trading Liabilities	545,669
Other Borrowed Money	35,170,032
Acceptances	-
Subordinated Notes and Debentures	6,179,246
Other Liabilities	9,493,484
Total Liabilities	$285,529,102

Equity
Minority Interest in Subsidiaries	$1,912,544
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	17,852,553
Total Equity Capital	$33,920,169
Total Liabilities and Equity Capital	$319,499,271